UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 4, 2014

VERACYTE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36156	20-5455398
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7000 Shoreline Court, Suite 250, South San Francisco, California 94080

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (650) 243-6300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On September 4, 2014, Veracyte, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Full Moon Acquisition, Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”), Allegro Diagnostics Corp., a Delaware corporation (“Allegro”), Andrey Zarur, as Stockholders’ Agent, and certain stockholders of Allegro. Pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into Allegro and Allegro will be the surviving corporation and wholly owned subsidiary of the Company (the “Merger”). At the closing of the Merger, the Company will pay approximately $7.8 million in cash and approximately 993,000 shares of the Company’s common stock, with the amount of cash and shares subject to certain closing adjustments. A portion of the cash will be placed in an escrow fund for up to 15 months following the closing for the satisfaction of certain indemnification claims. Completion of the Merger is subject to customary closing conditions.

The foregoing description of the Merger Agreement is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2014.

On September 4, 2014, the Company issued a press release announcing the Merger. A copy of the press release is attached hereto as Exhibit 99.1.

Item 3.02              Unregistered Sales of Equity Securities.

Pursuant to the Merger Agreement described in Item 1.01 above, the Company has agreed to issue approximately 993,000 shares of its common stock to the stockholders of Allegro at the closing. The shares will be issued pursuant to an exemption from registration under the Securities Act of 1933 (the “Securities Act”) in reliance on Section 4(a)(2) of the Securities Act and/or Regulation D promulgated thereunder.

Item 9.01              Financial Statements and Exhibits.

(a) Financial statements of businesses acquired.

The financial statements of Allegro required by Regulation S-X will be filed by an amendment to this Form 8-K. The amendment will be filed with the Securities and Exchange Commission (the “Commission”) no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(b) Pro forma financial information.

The pro forma financial information required by Regulation S-X will be furnished by an amendment to this Form 8-K. The amendment will be filed with the Commission no later than 71 calendar days after the date this Form 8-K is required to be filed with the Commission.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Veracyte, Inc. dated September 4, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 4, 2014

VERACYTE, INC.

	By	/s/ Shelly D. Guyer
	Name:	Shelly D. Guyer
	Title:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Veracyte, Inc. dated September 4, 2014.